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            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]

                                                          FILE NUMBER
                                                            865374

                                                         July 16, 1998

New America Network, Inc.
572 U.S. Route 130
Hightstown, New Jersey 08520


                  Re:  New America Network, Inc.:
                       Registration Statement on Form S-1
                       (Registration No. 333-52745)
                       -----------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to New America International, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of (a) 12,005,185 shares (the "Distribution Shares") of Common Stock, $.01 par value per share ("Common Stock"), of the Company, to be distributed by Kranzco Realty Trust, a Maryland real estate investment trust ("Kranzco"), to the holders of (i) outstanding Common Shares of Beneficial Interest, par value $.01 per share, of Kranzco and (ii) outstanding Series B-1 and Series B-2 Preferred Shares of Beneficial Interest, par value $.01 per share, of Kranzco;
(b) 17,101,403 rights (the "Rights"), each to purchase one share of Common Stock at a price of $2.00 per share, to be distributed by the Company to the holders of shares of Common Stock (including Kranzco shareholders who receive shares of Common stock in the Distribution; (c) 17,101,403 shares ("Rights Shares") of Common Stock issuable upon exercise of the Rights and (d) up to 2,000,000 shares (the "Concurrent Shares" and, together with the Distribution Shares and the Rights Shares, the "Shares") which may be issuable in the Concurrent Offering (as defined in the Registration Statement). Capitalized terms used but not defined herein shall have the meanings given to them in the above-referenced Registration Statement, as amended (the "Registration

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New America Network, Inc.
July 16, 1998
Page 2

Statement"), under the Securities Act of 1933, as amended (the "1933 Act").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                  1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), including the related form of Prospectus (the "Prospectus") included therein;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company, certified as of a recent date by its Secretary;

                  4. Resolutions adopted by the Board of Directors, or a duly authorized committee thereof, relating to the authorization of the sale, issuance and registration of the Distribution Shares, the Rights, the Rights Shares and the Concurrent Shares (the "Resolutions"), certified as of a recent date by the Secretary of the Company;

                  5. The form of certificates evidencing the Rights (the "Rights Certificate") attached as an Exhibit to the Registration Statement;

                  6. The form of certificate representing shares of Common Stock (the "Share Certificate") attached as an Exhibit to the Registration Statement;

                  7. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

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New America Network, Inc.
July 16, 1998
Page 3

                  8. A certificate executed by the Secretary of the Company, dated the date hereof; and

                  9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  4. All Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete, however, we have not relied upon such statements and information to the extent that they constitute matters of Maryland law as to which we express an opinion herein. There has been no modification or amendment to any provision of any of the

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New America Network, Inc.
July 16, 1998
Page 4

Documents and there has been no waiver of any provision of any of the Documents, by action or conduct of the parties or otherwise.

                  5. All shares of stock of New America Network, Inc., a Delaware corporation, issued and outstanding immediately prior to the Exchange Offer are duly authorized, validly issued, fully paid and nonassessable.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Distribution Shares have been duly authorized and, upon issuance and delivery of the Conversion Shares in the form of the Share Certificate in accordance with the resolutions, such Distribution Shares will be validly issued, fully paid and nonassessable.

                  3. When the Rights Certificates are executed by the Company and delivered as described in the Prospectus and the Company accepts from an authorized holder of a Rights Certificate the consideration for the Rights Shares and a duly executed subscription agreement, the Rights will be binding obligations of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights by general principles of equity, whether applied in law or in equity, or by the doctrine of commercial reasonableness.

                  4. The Rights Shares have been duly authorized and, upon issuance on exercise of the Rights in accordance with the terms of the Rights and delivery of the Rights Shares in the form of the Share Certificate, such Rights Shares will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of


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New America Network, Inc.
July 16, 1998
Page 5

shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

                  5. The Concurrent Shares have been duly authorized and, upon issuance in the manner described in the Registration Statement and the Resolutions, such Concurrent Shares will be (assuming that upon any such issuance the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                  We further consent to the use of this opinion as an exhibit to the Company's applications to the Securities Commissioners of various states of the United States in


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New America Network, Inc.
July 15, 1998
Page 6

connection with the registration or qualification of the Rights and/or the Shares.

                                              Very truly yours,


                                              /s/ Ballard Spahr
                                                  Andrews & Ingersoll LLP